UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: April 17, 2013
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada (State or Other Jurisdiction of Incorporation)	001-33894 (Commission File Number)	98-0459178 (IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code:   (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 12, 2013, Midway Gold Corp.’s (the “Registrant”, “we”, “us” or “our”) Board of Directors appointed John Labate to serve as our Chief Financial Officer commencing on or about May 9, 2013 (the “Effective Date”).  Mr. Fritz K. Schaudies, our current Chief Financial Officer who previously announced his intent to resign for personal reasons, will continue to serve as our principal financial and accounting officer for a transition period to assist with an orderly transition of his duties as Chief Financial Officer.

Mr. Labate currently serves as managing director in the management-consulting group of Behre Dolbear.  Prior to joining Behre Dolbear, Mr. Labate served as Senior Vice President and Chief Financial Officer of Golden Star Resources Ltd (“Golden Star”) from August 2008 to February 2012. Prior to joining Golden Star, Mr. Labate was Vice President and Chief Financial Officer for Constellation Copper Corporation from March 2004 until August 2008. From September 1999 to February 2004, Mr. Labate served as Vice President and Chief Financial Officer of Applied Optical Technologies, Inc., a technology and services company.  Mr. Labate received his B.S. in Accounting from the San Diego State University. Mr. Labate has no family relationship with any of our directors or other executive officers. There are no transactions in which Mr. Labate has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Labate’s base salary will be $215,000 payable per bi-weekly period.  In addition, Mr. Labate will be eligible to participate in (i) our short term incentive plan on a pro-rated basis, (ii) our stock option plan and (iii) any other benefit program offered by us to our employees.  On or around the Effective Date, we anticipate that our Board of Directors will grant Mr. Labate stock options to purchase up to 200,000 shares of our common stock (the “Stock Options”).  The Stock Options will vest one year from the Effective Date in increments of one-third per year over a three-year period.

Item 7.01. Regulation FD Disclosure.

On April 17, 2013, we issued a press release announcing the appointment of Mr. Labate as our Chief Financial Officer.  A copy of the press release is attached to this report as Exhibit 99.1. In accordance with General Instruction B.2 of Form 8-K, the information set forth herein and in the press release is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended.  The information set forth in Item 7.01 of this report shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Exhibits.

The following Exhibit relating to Item 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

99.1             Press Release dated April 17, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

DATE: April 17, 2013	By:	/s/ Kenneth A. Brunk
Kenneth A. Brunk Chairman, President and CEO

EXHIBIT INDEX

The following Exhibit relating to 7.01 is intended to be furnished to, not filed with, the SEC pursuant to Regulation FD.

Exhibit	Description
99.1	Press Release dated April 17, 2013